Exhibit 10.1

Critical Path, Inc.
Two Harrison Street
Second Floor
San Francisco, CA 94105

MEMORANDUM

Date:	May 7, 2007

To:	Mark Palomba

From:	Michael Plumleigh, General Counsel and Secretary

Re:	Confirmation of Severance upon Termination

On behalf of the Company and the Board of Directors, I am pleased to confirm the Compensation Committee’s approval of the following severance compensation: to the extent you are terminated for any reason without Cause (as defined in your employment agreement with the Company), you will receive, upon termination, an increase of 3 months of severance benefit to a total not to exceed 12 months of base salary.

To the extent necessary, your Agreement is hereby deemed amended, effective as of the date hereof, consistent with the foregoing. All other provisions of your Agreement remain in full force and effect.

Please acknowledge the foregoing by signing the enclosed copy below and returning it to the Company. The original is for your records.

Acknowledged:
/s/ Mark Palomba
Mark Palomba
Dated: May 8, 2007